Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Announces Pricing of Common Units

HOUSTON, January 18, 2012—Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”) (NYSE: NGLS) announced today that it has priced an underwritten public offering of 4,000,000 common units representing limited partner interests at $38.30 per common unit. This amount includes 1,300,000 common units to be purchased by a subsidiary of Targa Resources Corp. (“TRC” or the “Company”) (NYSE:TRGP), the indirect parent of our general partner, from the underwriters at the public offering price. The offering is expected to close on or about January 23, 2012. The Partnership has also granted the underwriters a 30-day option to purchase up to 405,000 additional common units (representing 15% of the number of common units offered to the public). The Partnership intends to use the net proceeds from this offering, including any net proceeds from the underwriters’ exercise of their option, to reduce borrowings under its senior secured credit facility and for general partnership purposes, including working capital and acquisitions and which may include redeeming or repurchasing some of its outstanding senior notes.

Wells Fargo Securities, Deutsche Bank Securities, J.P. Morgan, Raymond James and RBC Capital Markets will act as joint book-running managers for the offering.

When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters as follows:

•	Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152. By telephone (800) 326-5897 or by email cmclientsupport@wellsfargo.com

•	Deutsche Bank Securities, Attn: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311-3988. By telephone (800) 503-4611 or by email prospectus.cpdg@db.com

•	J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717. By telephone (866) 803-9204

•	Raymond James & Associates, Inc., Attn: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716. By telephone (800) 248-8863

•	RBC Capital Markets, LLC, Attn: Prospectus Department, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098. By telephone (877) 822-4089

The common units were offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement.

About Targa Resources Partners

Targa Resources Partners is a publicly traded Delaware limited partnership that is a leading provider of midstream natural gas and natural gas liquid services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling natural gas liquids, or NGLs, and NGL products; and storing and terminaling refined petroleum products and crude oil. The Partnership owns an extensive network of integrated gathering pipelines and gas processing plants and currently operates along the Louisiana Gulf Coast primarily accessing the onshore and near offshore region of Louisiana, the Permian Basin in West Texas and Southeast New Mexico and the Fort Worth Basin in North Texas. Additionally, the Partnership’s logistics and marketing assets are located primarily at Mont Belvieu and Galena Park near Houston, Texas and in Lake Charles, Louisiana with terminals and transportation assets across the United States. Targa Resources Partners is managed by its general partner, Targa Resources GP LLC, which is indirectly wholly owned by Targa Resources Corp.

Targa Resources Partners’ principal executive offices are located at 1000 Louisiana, Suite 4300, Houston, Texas 77002 and its telephone number is 713-584-1000.

For more information please go to www.targaresources.com

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Matt Meloy

Senior Vice President, Chief Financial Officer and Treasurer

Joe Brass

Director, Finance